EXHIBIT 4.5
                        FORM OF WARRANT

THIS WARRANT AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES (AS DEFINED IN REGULATION S UNDER THE ACT) OR TO OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE ACT) EXCEPT PURSUANT TO REGISTRATION UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS. MOREOVER, THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF A U.S. PERSON UNLESS REGISTERED UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

Warrant No. W7-101                          Dated:  July 27, 1995


                            WARRANT

             To Purchase Shares of Common Stock of

                      ELECTROSOURCE, INC.

                   Expiring January 27, 1998


          THIS IS TO CERTIFY THAT, for value received, ACM Advisors, Birmensdorfer Strasse 140, CH08003, Zurich, Switzerland, organized under the laws of Panama, a non-U.S.A. jurisdiction, or registered assigns (the "Holder") is entitled to purchase from Electrosource, Inc., a Delaware corporation (the "Company"), at any time or from time to time after 10:00 a.m., Central Time, on the date hereof and prior to 5:00 p.m. Central Time, on January 27, 1998 (the "Exercise Period"), at the Exercise Price (as defined below), one million (1,000,000) shares (the "Shares") of the Company's common stock, U.S. $0.10 par value per share (the "Common Stock"), all subject to adjustment and upon the terms and conditions as hereinafter provided, and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter described. The "Exercise Price" shall be U.S. $4.00 per share, subject to adjustment as provided herein.


                           ARTICLE I

              EXERCISE AND CONVERSION OF WARRANTS

          2.1 Method of Exercise. To exercise this Warrant in whole or in part, the Holder shall deliver to the Company,
(a) this Warrant, (b) a written notice, in substantially the form of the Subscription Notice attached hereto, of such Holder's election to exercise this Warrant, which notice shall specify the number of Shares to be purchased, the denominations of the share certificate or certificates desired and the name or names in which such certificates are to be registered and (c) payment of the Exercise Price with respect to such shares. Such payment may be made, at the option of the Holder, by cash, money order, certified or bank cashier's check or wire transfer. Each exercise notice, if delivered by certified mail, shall be deemed to have been given by the Holder on the date of the postmark thereon for the purpose of establishing the date of exercise.

          The Company shall, as promptly as practicable and in any event within seven Business Days thereafter, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the Shares, or such portion thereof, as specified in such notice.
The stock certificate or certificates so delivered shall be in such denominations as may be specified in such notice or, if such notice shall not specify denominations, shall be in the amount of the number of Shares for which the Warrant is being exercised, and shall be issued in the name of the Holder or such other name or names as shall be designated in such notice. Such certificate or certificates shall be deemed to have been issued, and such Holder or any such person so designated to be named therein shall be deemed for all purposes to have become a holder of record of such shares, as of the date the aforementioned notice is received by the Company. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase the remaining Shares called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant which shall then be returned to the Holder. The Company shall pay all expenses, taxes (if any) and other charges payable in connection with the preparation, issuance and delivery of stock certificates and new Warrants, except that, if stock certificates or new Warrants shall be registered in a name or names other than the name of the Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Holder at the time of delivering the aforementioned notice of exercise or promptly upon receipt of a written request of the Company for payment.

          2.2       Shares to Be Fully Paid and Nonassessable.
The Shares, and any portion thereof, issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder, and from all taxes, liens and charges with respect to the issue thereof (other than transfer taxes).

          2.3 No Fractional Shares to Be Issued. The Company shall not be required to issue fractions of shares of Common Stock upon exercise of this Warrant. If any fraction of a share would, but for this Section, be issuable upon any exercise of this Warrant, in lieu of such fractional share the Company shall pay to the Holder, in cash, an amount equal to such fraction of Exercise Price per share on the business day immediately prior to the date of such exercise.

          2.4 Reservation; Authorization. Company has reserved and will keep available for issuance upon exercise of the Warrants the total number of the Shares deliverable upon exercise of all Warrants from time to time outstanding. The issuance of the Shares has been duly and validly authorized and, when issued and sold in accordance with the Warrants, the Shares will be duly and validly issued, fully paid and nonassessable.


                           ARTICLE II

                     TRANSFER, EXCHANGE AND
                    REPLACEMENT OF WARRANTS

          2.5 Ownership of Warrant. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by any person other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Article II.

          2.6 Transfer of Warrant. The Company shall maintain books for the registration of transfers of the Warrant, and transfer of this Warrant and all rights hereunder shall be registered, in whole or in part, on such books, upon surrender of this Warrant, together with a written assignment of this Warrant duly executed by the Holder or his duly authorized agent or attorney, with (unless the Holder is the original Warrant holder or an institutional investor) signatures guaranteed by a bank or trust company or a broker or dealer registered with the National Association of Securities Dealers, and funds sufficient to pay any transfer taxes payable upon such transfer. Upon surrender the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in the instrument of assignment, and this Warrant shall promptly be cancelled. Notwithstanding the foregoing, a Warrant may be exercised by a new holder without having a new Warrant issued. Any transfer of this Warrant pursuant to this Section
2.2 shall be accomplished in accordance with all applicable federal and state securities laws.

          2.7 Division of Warrants. The Holder of this Warrant may divide this Warrant by providing the Company with a written notice specifying the names and denominations in which the new Warrant or Warrants are to be issued, signed by the holders hereof and thereof or the respective duly authorized agents or attorneys. Subject to compliance with Section 2.2 as to any transfer which may be involved in the division, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. Any division or divisions of this Warrant pursuant to this Section 2.3 shall be accomplished in accordance with all applicable federal and state securities laws.

          2.8 Loss, Theft, Destruction or Mutilation of Warrants. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock as provided for in such lost, stolen, destroyed or mutilated Warrant.

          2.9       Expenses of Delivery of Warrants.  The
Company shall pay all expenses, taxes (other than transfer taxes) and other charges payable in connection with the preparation, issuance and delivery of Warrants and the Shares hereunder.


                          ARTICLE III

                    ANTI-DILUTION PROVISIONS

          The Exercise Price and the number of the Shares that may be purchased upon the exercise hereof, will be subject to change or adjustment as follows:

          3.1 Stock Dividends and Stock Splits. If at any time after the date of the issuance of this Warrant and before 5:00 p.m., Central Time, on the last day of the Exercise Period,
(i) the Company shall fix a record date for the issuance of any stock dividend payable in shares of Common Stock or (ii) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective date of such subdivision or split-up, as the case may be, the number of the Shares to be delivered upon exercise of this Warrant will be appropriately increased so that each Holder thereafter will be entitled to receive the number of shares of Common Stock that such Holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be appropriately adjusted. The time of occurrence of an event giving rise to an adjustment made pursuant to this Section 3.1 shall, in the case of a subdivision or split-up, be the effective date thereof and shall, in the case of a stock dividend, be the record date thereof.

          3.2 Combination of Stock. If the number of shares of Common Stock outstanding at any time after the date of the issuance of this Warrant and before 5:00 p.m., Central Time, on the last day of the Exercise Period, shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be appropriately decreased so that each Holder thereafter will be entitled to receive the number of shares of Common Stock that such Holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be appropriately adjusted. The time of occurrence of an event giving rise to an adjustment made pursuant to this Section 3.2 shall be the effective date thereof.

          3.3  Reorganization, etc.  If any capital
reorganization of the Company, or any reclassification of the Common Stock, or any consolidation of the Company with or merger of the Company with or into any other person or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person (including any individual, partnership, joint venture, corporation, trust or group thereof), shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, upon exercise of this Warrant in accordance with Section 1 hereof, each Holder shall have the right to receive the kind and amount of stock, securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of shares of Common Stock that such Holder would have been entitled to receive upon exercise of this Warrant pursuant to Section 1 hereof had this Warrant been exercised immediately before such reorganization, reclassification, consolidation, merger or sale, lease or other transfer, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The time of occurrence of an event giving rise to an adjustment made pursuant to this Section 3.3 shall be the effective date thereof.

          3.4 Special Dividends. If the Company at any time after the date of issuance of this Warrant and before 5:00 p.m., Central Time, on the last day of the Exercise Period shall distribute to all holders of its Common Stock cash, debt securities or other assets (including other evidences of indebtedness), except to the extent paid out of current or accumulated earnings, the Exercise Price will be adjusted so that immediately following the date fixed by the Company as the record date in respect of such issuance it shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the close of business on the record date for the determination of the shareholders entitled to receive such dividend by a fraction, the numerator of which shall be the closing sales price per share of the Company's Common Stock, as reported on The NASDAQ Stock Market on such record date (the "Closing Price"), less the then fair market value as determined by the Board of Directors of the Company, whose determination shall be conclusive, of the portion of the securities or assets distributed applicable to one share of Common Stock and the denominator of which shall be such Closing Price. Such adjustment shall become effective on such record date.

          3.5 No Adjustments to Exercise Price. No adjustment in the Exercise Price in accordance with the provisions of Sections 3.1, 3.2, 3.3 or 3.4 above need be made if such adjustment would amount to a change in such Exercise Price of less than $0.10; provided, however, that the amount by which any adjustment is not made by reason of the provisions of this section shall be carried forward and taken into account at the time of any subsequent adjustment in the Exercise Price.

          3.6 Fractional Shares. No fractional shares of Common Stock or scrip shall be issued to any Holder in connection with the exercise of this Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable to such Holder, the Company will pay to such Holder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then current Closing Price per share of Common Stock.

          3.7  Definition of Common Stock.  For purposes of this
Section 3, the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company on the date hereof, or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.


                           ARTICLE IV

                         MISCELLANEOUS

          4.1 Notices. Notices and other communications provided for herein shall be in writing and shall be deemed to have been duly made when delivered personally or three (3) business days following deposit in the United States mails, certified mail, return receipt requested or one (1) business day following delivery to a recognized overnight courier service, or upon transmittal by telecopy, addressed as set forth below.

          4.2 Waivers. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.
The rights and remedies of the Holder are cumulative and not exclusive of any rights or remedies which it would otherwise have.

          No notice or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

          4.3 Governing Law. This Warrant shall be construed in accordance with and governed by the laws of the State of Delaware.

          4.4 Binding Effect. This Warrant shall be binding upon the Company, and shall inure to the benefit of the Holder hereof and its successors and assigns.

          4.5 Severability. In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The Company and the Holder hereof shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          4.6 Section Headings. The sections headings used herein are for convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant.

          4.7 No Rights as Stockholder. This Warrant shall not entitle the Holder to any rights as a stockholder of the Company.

          4.8 Attorneys' Fees. In any litigation to interpret or enforce this Warrant, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs.

          IN WITNESS WHEREOF, Electrosource, Inc. has caused this
Warrant to be executed in its corporate name by one of its officers thereunto duly authorized, and its corporate seal to be hereunto affixed, attested by its Secretary or an Assistant
Secretary, all as of the day and year first above written.

                                ELECTROSOURCE, INC.


                                By:
[Corporate Seal]

Attest:

                      SUBSCRIPTION NOTICE

            (To be executed upon exercise of Warrant)



To Electrosource, Inc.:

                                The undersigned hereby certifies
that the undersigned is not a U.S. person, within the meaning of Regulation S, promulgated under the Securities Act of 1933, as amended, and that the attached Warrant is not being exercised on behalf of a U.S. person. The undersigned hereby further certifies that the Warrant is not being exercised in the United States (as defined in Regulation S) and that the securities issuable upon exercise of the Warrant are not to be delivered within the United States (as so defined).

                                The undersigned hereby
irrevocably elects to exercise the right of purchase represented by the attached Warrant for, and to purchase thereunder,__________ shares of Common Stock, as provided for therein, and tenders herewith payment of the Exercise Price for such shares in full in the form of cash, money order, certified or bank cashier's check or wire transfer.

                                Please issue a certificate or
certificates for such shares of Common Stock in the following name or names and denominations:



                                If said number of shares shall
not be all the shares issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares less any fraction of a share paid in cash.

Dated:  ____________, 19__